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                     AMENDMENT NO. 2 TO EMPLOYMENT AGREEMENT


         AMENDMENT NO. 2 dated as of May 13, 1999 (this "Amendment"), TO EMPLOYMENT AGREEMENT, dated as of October 1, 1995, by and between CARIBINER INTERNATIONAL, INC., a Delaware corporation having offices at 16 West 61st Street, New York, New York 10023 (the "Company") and RAYMOND S. INGLEBY, an individual residing at 150 Columbus Avenue, New York, New York 10023 ("Employee").

                              W I T N E S S E T H:

         WHEREAS, the Company and Employee are each parties to that certain Employment Agreement, dated as of October 1, 1995, between the Company and Employee (the "Employment Agreement");

         WHEREAS, the Employment Agreement was amended by that certain Amendment No. 1 to Employment Agreement dated as of October 1, 1998 ("Amendment No. 1");

         WHEREAS, as of December 21, 1998 Employee ceased serving as the Company's Chief Executive Officer and since that time has been serving as the Company's Chairman;

         WHEREAS, the parties hereto desire to amend and supplement the Employment Agreement subject to the terms and conditions hereof;

         1. Employment; Duties and Responsibilities. (a) Sections 1, 2 and 3 of the Employment Agreement shall be amended to provide that Employee shall, subject to the terms of this Amendment and the applicable terms and conditions of the Employment Agreement and Amendment No. 1, hereafter be employed as a non-executive employee and serve as Vice-Chairman of the Company. Employee hereby resigns as Chairman of the Company as of the date hereof and confirms his resignation as Chief Executive Officer of the Company as of December 21, 1998. Notwithstanding anything to the contrary contained in Sections 1 and 2 of the Employment Agreement, Employee shall hereafter be required to devote such of his business time, efforts and attention to the business of the Company as, and from such location, as the Company shall require, subject to Employee's prior approval. Subject to the foregoing, Employee shall use his experience in the industries and geographic locations in which the Company operates to develop new client relationships on behalf of the Company and strengthen the Company's existing client relationships. In addition, and also subject to the foregoing, Employee shall at the reasonable request of the Board advise the Company's Chief Executive Officer with respect to matters relating to the strategic direction of the Company, and Employee shall also make reports to the Board on matters within the scope of his responsibilities and experience.

         (b) The first three (3) sentences and the sixth (6th) sentence of
Section 2 of the Employment Agreement shall be deleted therefrom.



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         (c) Section 3 shall be deleted from the Employment Agreement.

         2. Compensation; Bonuses. Section 4(b) of the Employment Agreement and
Section 1(b) of the Amendment No. 1 shall each be deleted from the Employment Agreement and Amendment No. 1. Section 4(c) of the Employment Agreement shall be deleted therefrom. Employee acknowledges and agrees that no bonus compensation is due him in respect of any past, current or future fiscal year of the Company.

         3. Benefits. Sections 5(b) and 5(c) of the Employment Agreement shall be deleted therefrom except that Employee shall be entitled to continue to participate in any employee benefit plan in which he currently participates, or any new benefit plan that the Company adopts in replacement of any such existing plan, except vacation or bonus plans.

         4. Term. The last two (2) sentences of Section 6 of the Employment Agreement shall be deleted therefrom.

         5. Termination. Section 8(a)(i) and 8(d) of the Employment Agreement shall be deleted therefrom. Section 8 (b) of the Employment Agreement shall be amended to provide that upon Employee's incapacity or disability, the Company may terminate the Employment Agreement upon three (3) months' prior notice and pay to Employee his Base Salary through September 30, 2001, payable in bi-weekly installments. Section 8 (c) of the Employment Agreement shall be amended to provide that upon Employee's death his legal representatives shall be entitled to receive payments equal to his Base Salary through September 30, 2001, payable in bi-weekly installments. In the event of a Change of Control of the Company, Employee shall have the right to resign his employment with the Company whereupon Employee's Base Salary through September 30, 2001 shall be paid to him in a single lump sum (without discount for early payment but net of all applicable withholding taxes) within fifteen (15) days of the date of Employee's resignation and, subject to Section 3 of this Amendment, all benefits under
Section 5 of the Employment Agreement shall be provided to Employee through September 30, 2001. In the event that Employee's employment is terminated other than pursuant to Sections 8(a), 8(b) or 8(c) of the Employment Agreement Employee's Base Salary through September 30, 2001 shall be paid to him, payable in bi-weekly installments, and, subject to Section 3 of this Amendment, all benefits under Section 5 of the Employment Agreement shall be provided to Employee through September 30, 2001.

         6. Ratification. As amended and supplemented by this Amendment, the terms and conditions of the Employment Agreement, as amended (including, without limitation, Sections 7 and 9 of the Employment Agreement) are hereby ratified and confirmed and shall continue to be and remain in full force and effect throughout the remainder of the Term or otherwise in accordance with their terms.

         7. Capitalized Terms. Unless otherwise defined herein, the defined terms utilized herein shall have the same meaning as set forth in the Employment Agreement.

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         8. Counterparts. The Amendment may be executed in two (2) or more counterparts, each of which shall be deemed an original but all of which taken together shall constitute one and the same instrument.

         IT WITNESS WHEREOF, the parties hereto have hereunto set their hands as of the day and year first above written.


                                              /s/ Raymond S. Ingleby
                                              --------------------------------
                                              RAYMOND S. INGLEBY


                                              CARIBINER INTERNATIONAL, INC.


                                              By /s/ Christopher A. Sinclair
                                                ------------------------------
                                              Name:  Christopher A. Sinclair
                                              Title: President and Chief
                                                     Executive Officer





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